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                                                                    Exhibit 23.6

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-4 No. 333-00000) and related Proxy Statement of Ashland Coal, Inc. and Prospectus of Arch Mineral Corporation of our report dated January 22, 1997, with respect to the consolidated financial statements and schedule of Ashland Coal, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                            /s/ ERNST & YOUNG LLP


Louisville, Kentucky
May 28, 1997